              SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



               Date of Report: September 19, 1997



                THE BROOKLYN UNION GAS COMPANY
     (Exact name of registrant as specified in its charter)




        NEW YORK                  1-722           11-0584613
(State or other jurisdiction   (Commission    (I.R.S. Employer
of incorporation or             File Number)   Identification No.)
organization)







One MetroTech Center,Brooklyn, New York          11201-3850
(Address of principal executive offices)         (Zip Code)





Registrant's telephone number, including area code (718) 403-2000



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Item 5.   Other Events.

(a) Sale of Cogeneration Investment

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties; actual results could differ materially from those indicated by such forward-looking statements.

Among the important factors that could cause results to differ materially from those indicated by such forward-looking statements are (i) that the information is of a preliminary nature and may be subject to further adjustments, (ii)the possible unavailability of financing, (iii)risks associated with power plant acquisitions,
(iv)changes in government regulation. For any of these statements, the Company claims the protection of the safe harbor for forward-looking information contained in the Private Securities Litigation Reform Act of 1995, as amended.

On August 25, 1997, The Brooklyn Union Gas Company (the "Company") announced that it had reached a definitive agreement with Calpine Corporation to sell the stock of Gas Energy Inc. and Gas Energy Cogeneration Inc. for a gross sales price of $102.5 million. If the sale is consummated on the basis anticipated (as to which there can be no assurances), it is possible that the gain could be recorded in results of operations for the fiscal year ending September 30, 1997.


A Press Release issued by the Company on August 25, 1997, is hereby incorporated herein by reference in this Current Report on Form 8-K and attached hereto as Exhibit 99.

(b) Redemption of Preferred Stock

On September 10, 1997, the Company redeemed all outstanding shares of its 4.60% Cumulative Preferred Stock, Series B, $100 par value at the redemption price of $102.00 per share, plus $0.1278 per share, representing accrued and unpaid dividends. The total redemption price was $6,740,435.

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                          Exhibit Index

Exhibit
Number

99     Press Release issued on August 25, 1997





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                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 1997



                              THE BROOKLYN UNION GAS COMPANY
                                        (Registrant)

                         By:  /s/R.M. Desmond
                              -------------------------------
                              R.M. Desmond
                              Vice President, Comptroller and
                              Chief Accounting Officer











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